EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 11, 2006 (except for Notes C, F and G for which the date is July 11, 2006) on the financial statements of Renaissance Acquisition
Corp. as of April 30, 2006 and for the period from April 17, 2006 (date of inception) through April 30, 2006 in Amendment No. 2 to the Registration
Statement on Form S-1 and related Prospectus filed with the Securities and
Exchange Commission.

/s/ Eisner LLP
New York, New York
September 15, 2006